UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	001-35768	26-4480276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
Caren D. Merrick was elected a director of WashingtonFirst Bankshares, Inc. (the “Company”) at the regular meeting of the board of directors on May 18, 2015. Pursuant to the Company’s articles of incorporation and Virginia law, Ms. Merrick will stand for re-election at the Company’s 2016 Annual Meeting of Stockholders.
In connection with her election and consistent with the Company’s standard compensation arrangements for non-employee directors, Ms. Merrick will receive an annual retainer of $13,200, pro rated for the period of her service, and will receive a fee of $400 for each special board meeting or committee meeting attended in person and $200 for each special board meeting or committee meeting attended by telephone. Ms. Merrick has not yet been appointed to join a particular board committee.
Ms. Merrick is the founder and CEO of Pocket Mentor, a mobile application and digital publishing company that provides leadership development and career advancement. Ms. Merrick has over 25 years of experience in marketing and management. Ms. Merrick’s prior positions include Co-Founder and Executive Vice President of webMethods, Inc. Currently, she serves on the board of the Gladstone Companies, leaders in private equity, debt financing, and real estate ownership with approximately $1.7 billion in investments. Ms. Merrick also serves as a director with the Metropolitan Washington Airports Authority (MWAA), which manages and operates Washington's Ronald Reagan National and Dulles International airports, serving over 40 million passengers a year, with revenue of $800 million. MWAA also manages the development of the $6 billion Dulles Corridor Silver Line Metrorail project. Additionally, Ms. Merrick is a founding investor in Venture Philanthropy Partners, a philanthropic investment organization that mentors nonprofit leaders in growing programs to improve the lives of children from low income families in the National Capital Region.
The Company issued a press release announcing the appointment of Ms. Merrick on May 21, 2015. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Cautionary Statements Regarding Forward-Looking Information
Statements in this Current Report on Form 8-K and the exhibit furnished herewith regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and include statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operation and general economic condition. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: the ability to satisfy conditions to the Closing of the Merger under the Agreement, the ability to maintain dividend payments or increase dividend payouts to stockholders, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel the Company has acquired, including in connection with the Merger, or may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission ("SEC") on March 16, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 6, 2015, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and the Company does not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. Press release dated May 21, 2015.

Number	Description
99.1	Press release issued by WashingtonFirst Bankshares, Inc., dated May 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

May 21, 2015	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
99.1	Press release issued by WashingtonFirst Bankshares, Inc., dated May 21, 2015.

5